UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreement

On October 4, 2023, Venus Concept Inc. (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Cayman Master,” and together with Madryn, the “Holders”). Pursuant to the Exchange Agreement, the Holders agreed to exchange (the “Exchange”) $26,695,110.58 in aggregate principal amount of outstanding secured convertible notes of the Company (the “Existing Notes”) for (i) $22,791,748.32 in aggregate principal amount of new secured convertible notes of the Company (the “New Notes”) and (ii) 248,755 shares of newly-created convertible preferred stock of the Company, par value $0.0001 per share, designated as “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”). The Series X Preferred Stock is priced at $20.10 per share (the “Issuance Price”), being equal to the “Minimum Price” as set forth in Nasdaq Stock Market LLC Rule 5635(d), multiplied by ten (the “Multiplication Factor”). The Exchange closed on October 4, 2023.

The terms of the New Notes are described below under “New Notes.”

The terms of the Series X Preferred Stock are described below under Item 5.03 of this Current Report on Form 8‑K.

The Exchange Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties, and covenants contained in the Exchange Agreement were made only for purposes of such agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Exchange Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The New Notes and Series X Preferred Stock issued under the Exchange Agreement, as well as the shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issuable upon conversion of the New Notes and Series X Preferred Stock, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption therefrom. To consummate the Exchange, the Company relied the registration exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). To effectuate conversions of the New Notes and the shares of Series X Preferred Stock, the Company will rely on the private placement provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Registration D, promulgated by the U.S. Securities and Exchange Commission (the “SEC”).

Subject to the terms and conditions of the Exchange Agreement, the Company is required to include in the proxy materials for the Company’s next annual or special meeting of shareholders a proposal for the purpose of eliminating any limitations on the convertibility of the Series X Preferred Stock imposed by the rules and regulations of the Nasdaq Stock Market LLC. On October 4, 2023, the Company secured agreements from certain of its investors, currently holding a majority of the Company’s voting securities, to vote their shares in favor of eliminating any such limitations at any shareholder meeting called for such purpose.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed hereto as Exhibit 10.1.

Registration Rights Agreement

On October 4, 2023, as required by the Exchange Agreement, the Company and the Holders entered into a resale registration rights agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required, among other things, to file a shelf resale registration statement with respect to the shares of Common Stock issuable upon conversion of the shares of Series X Preferred Stock with the SEC within 60 days following the closing of the Exchange. The Company also granted a one-time additional demand registration right to the Holders. The Registration Rights Agreement contains terms and conditions customary for a transaction of this type.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed hereto as Exhibit 10.2.

New Notes

On October 4, 2023, pursuant to the Exchange Agreement, the Company issued the New Notes in the aggregate principal amount of $22,791,748.32 to the Holders.

The New Notes accrue interest at a rate of 3-month adjusted term Secured Overnight Financing Rate (SOFR) plus 8.50% per annum. In the case of an event of default under the New Notes, the then-applicable interest rate will increase by four percent (4.00)% per annum. Interest is payable in kind in arrears on the last business day of each calendar quarter of each year after the original issuance date, beginning on December 31, 2023. The New Notes mature on December 9, 2025, unless earlier redeemed or converted.

Like the Existing Notes, the New Notes remain (i) secured pursuant to the Guaranty and Security Agreement, dated as of December 9, 2020 (the “Madryn Security Agreement”), by and among the Company, Venus Concept USA Inc. (“Venus USA”), Venus Concept Canada Corp. (“Venus Canada”), Venus Concept Ltd. (“Venus Israel”) and Madryn, as collateral agent, pursuant to which the Company granted to Madryn a security interest, in substantially all of its assets, to secure the obligations under the Existing Notes and (ii) subordinated pursuant to the Subordination of Debt Agreement, dated as of December 9, 2020 (the “Existing Subordination Agreement”), by and among the Company, the Holders and City National Bank of Florida (“CNB”). The obligations of the Company under the New Notes are secured by substantially all of the assets of the Company and its subsidiaries party to the Madryn Security Agreement.

Also on October 4, 2023, Venus Israel entered into a Subordination of Debt Agreement with the Holders, as junior lender, and CNB, as senior lender (the “New Subordination Agreement,” and together with the Existing Subordination Agreement, the “CNB Subordination Agreements”). Under the CNB Subordination Agreements, the obligations of the Company under the New Notes, as well as the security interests and certain liens created by the Madryn Security Agreement, are subordinated to the indebtedness of the Company owing to CNB (including under the Loan and Security Agreement (Main Street Priority Loan Facility), dated as of December 8, 2020, by and between Venus USA and CNB (the “MSLP Loan Agreement”) and the Third Amended and Restated Loan Agreement, dated as of December 9, 2020, by and among the Company, Venus USA, Venus Canada, and CNB (the “CNB Loan Agreement”)), in addition to any security interests and liens which secure such indebtedness owing to CNB.

Pursuant to the Madryn Security Agreement, upon the occurrence and during the continuance of an event of default under the New Notes, if the Company is unable to repay all outstanding amounts, the Holders may, subject to the terms of the CNB Subordination Agreements, foreclose on the collateral granted to it to collateralize the indebtedness, including the enforcement of the Madryn Security Agreement, which would significantly affect the Company’s ability to operate its business. The security interests and liens granted to the Holders under the Madryn Security Agreement terminate upon the earlier of (i) an assignment of the New Notes (other than to an affiliate of the Holders) pursuant to the terms of the Exchange Agreement and (ii) the first date on which the outstanding principal amount of the New Notes is less than $10,000,000. Additionally, the Madryn Security Agreement contains various covenants that limit the Company’s ability to engage in specified types of transactions. Subject to limited exceptions, these covenants limit the Company’s ability, without the Holders’ consent, to, among other things, incur, create or permit to exist additional indebtedness, or liens, and to make certain changes to its ownership structure. The Madryn Security Agreement also contains a covenant which requires that if the Company or any of its subsidiaries that has guaranteed the New Notes consummates a disposition of material assets the result of which is that less than 50% of the consolidated net tangible assets of such entities secure the New Notes then, within 90 days thereafter, the Company and its subsidiaries party to the Madryn Security Agreement must provide certain additional collateral so that more than 50% of the consolidated net tangible assets of the Company and its subsidiaries which have guaranteed the New Notes will be collateral securing the New Notes.

At any time prior to the maturity date, Holders may convert the New Notes at their option into shares of the Company’s common stock at the then-applicable conversion rate. The initial conversion rate is 41.6666667 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $24 per share of common stock. The conversion rate is subject to customary adjustments upon the occurrence of certain events.

The New Notes are redeemable, in whole and not in part, at the Company’s option at any time, at a redemption price equal to the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date, plus a redemption premium. The Company’ redemption option is subject to satisfaction of the conditions set forth in the New Notes, including that a registration statement covering the resale of the shares of the Company’s common stock issuable upon conversion of the New Notes is effective and available for use.

The Holders have certain rights to require a successor entity to assume the New Notes upon certain corporate events that constitute a “Fundamental Transaction” (as defined in the New Notes). The definition of Fundamental Transaction includes certain business combination transactions involving the Company. In the event of a “Change of Control” of the Company (as defined in the New Notes), the New Notes are redeemable at the option of the holder at par plus accrued and unpaid interest on the New Notes subject to redemption (without a premium). A Change of Control includes acquisitions of 50% or more of the voting equity of the Company (other than by certain existing stockholders).
The New Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the New Notes), which include the following: (i) the Company’s failure to deliver the required number of shares of common stock issuable upon conversion of the New Notes within ten trading days after the applicable conversion date; (ii) the Company’s failure to pay the holder any principal, interest or any other amount due under any other transaction agreement; (iii) certain defaults under MSLP Loan Agreement or the CNB Loan Agreement; (iv) certain events of bankruptcy, insolvency and reorganization involving any obligor, or any of the Company’s subsidiaries; (v) the rendering of certain final judgments against the Company or any guarantor for the payment of more $500,000, where such judgment remains unpaid for a period of thirty (30) consecutive days; (vi) the Company’s failure to comply with certain covenants in the New Notes; (vii) any representation or warranty of the Company in any transaction document is incorrect or misleading in any material respect when given; (viii) the failure of any obligor to comply with any covenants in the transaction documents which is not cured within 30 days; (ix) the failure of any material provision of the transaction document to be enforceable against the Company or its subsidiaries party thereto; and (x) the Company’s common stock ceases to be quoted on the Nasdaq Capital Market.

If an Event of Default occurs, then, the Holders may, subject to the terms of the CNB Subordination Agreements, (i) declare the outstanding principal amount of the New Notes, all accrued and unpaid interest and all other amounts owing under the New Notes and other transaction documents entered into in connection therewith to be immediately become due and payable without any further action or notice by any person and (ii) exercise all rights and remedies available to it under the New Notes, the Madryn Security Agreement and any other document entered into in connection with the foregoing.

In the case of conversion of the New Notes on the maturity date, any redemption date or any date of any required payment upon any event of default, as applicable, on which the entire outstanding principal of Notes is to be repaid, redeemed or prepaid in full, the Company, at the option of the noteholder, may satisfy its obligation to pay cash by delivering a combination of cash and shares of common stock.

The New Notes are not assignable to a third party (other than to an affiliate of the Holders) without the prior written consent of the Company and subject to certain conditions set forth in the New Notes.

The New Notes constitute the Company’s secured, subordinated obligations and are (i) equal in right of payment with the Company’s existing and future senior unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the New Notes; and (iii) subordinated to the Company’s existing secured indebtedness in a manner consistent with the CNB Subordination Agreements.

The foregoing description of the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the New Note in favor of Madryn and the New Note in favor of Cayman Master, copies of which are filed hereto as Exhibits 10.3 and 10.4, respectively.

The foregoing description of the New Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Subordination Agreement, a copy of which is filed hereto as Exhibits 10.5.

Loan Modification Agreement

On October 4, 2023, the Company, Venus USA, Venus Canada and Venus Israel entered into a Loan Modification Agreement with CNB (the “MSLP Loan Modification”), which modified certain terms of the MSLP Loan Agreement (as so modified by the MSLP Loan Modification, the “MSLP Facility”).

The MSLP Loan Modification modified the MSLP Loan Agreement such that:

1.
The principal payment in the amount of 15% of the outstanding principal balance of the loan originally due December 31, 2023 is deferred until maturity, provided, that, if certain specified events of default occur, the deferral will be negated;

2.
The principal payment in the amount of 15% of the outstanding principal balance of the loan originally due December 31, 2024 is reduced to 7.5% with the remainder deferred until maturity, provided, that, if certain specified events of default occur, the deferral will be negated;

3.	The interest rate of the loan is reset from one-month LIBOR plus three percent (3%) to one-month term Secured Overnight Financing Rate (SOFR) plus three and one-quarter percent (3.25%);

4.
The Company has granted a security interest in substantially all of its assets to secure its existing guaranty of the MSLP Facility and the Holders have reaffirmed subordination of their existing debt and liens of the Company in accordance with the CNB Subordination Agreements;

5.
Venus Canada has guaranteed the MSLP Facility and granted a security interest in substantially of its assets to secure such guaranty and the Holders have reaffirmed subordination of their existing debt and liens of Venus Canada in accordance with the CNB Subordination Agreements;

6.
Venus Israel has granted a security interest in certain of its patents to secure the MSLP Facility and the Holders have agreed to subordinate their existing security interests in such patents in accordance with the CNB Subordination Agreements;

7.
Venus USA has assigned certain of its subscription sales contracts to CNB having an aggregate face amount of not less than $12,000,000 (the “Sales Contract Threshold”). The assigned sales contracts must continue to satisfy certain specified eligibility criteria or Borrower must designate additional sales contracts for assignment such that the face amount of all assigned sales contracts meeting the eligibility criteria exceeds the Sales Contract Threshold at the end of each fiscal quarter. CNB has the right to increase the Sales Contract Threshold to address increases in the interest rate on the loan or if it reasonably believes that collections from the assigned sales contracts do not generate sufficient cash flow to satisfy monthly interest payment requirements. Venus USA will continue to collect and utilize payments under the assigned sales contracts until an event of default has occurred and CNB elects to exercise remedies with respect to such contracts.

8.
Venus USA must maintain an interest reserve account with CNB having a balance of not less than $400,000 at all times (the “Minimum Balance”). CNB has the right to increase the Minimum Balance to address increases in the interest rate on the loan or if it reasonably believes that collections from the assigned sales contracts do not generate sufficient cash flow to satisfy monthly interest payment requirements.

9.
As of October 24, 2023, Venus USA must have a deposit ledger balance with CNB of not less than $3,000,000. Thereafter, commencing with the month ending November 30. 2023, Borrower must maintain a minimum average daily deposit ledger balance (which may include deposit accounts of its affiliates to the extent maintained with CNB or subject to an account control agreement in favor of CNB) of at least $3,000,000 as of the end of each month. Venus USA has the ability to cure breaches of this covenant which occur on or prior to March 31, 2024 by raising additional capital within 14 days following the applicable test date.

10.
Any voluntary termination of employment by Rajiv De Silva, Domenic Della Penna or Hemanth Varghese will result in an event of default unless proper notice is provided to CNB and a replacement acceptable to CNB is hired within 90 days.

11.	An event of default will occur if at any time the Company fails to be listed with the Nasdaq Capital Market.

12.	Venus USA must ensure that its operating loss for certain specified periods does not exceed certain specified amounts.

13.	No later than January 8, 2024, Venus USA must pay to CNB an amendment fee of $65,000.

The foregoing description of the MSLP Loan Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the MSLP Loan Modification, a copy of which is filed hereto as Exhibit 10.6.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations of Series X Preferred Stock

On October 4, 2023, the Company filed a Certificate of Designations with respect to the Series X Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, thereby creating the Series X Preferred Stock. The Certificate of Designations authorizes the issuance of up to 400,000 shares of Series X Preferred Stock.

The Series X Preferred Stock is convertible into shares of Common Stock on a one-for-ten basis (with ten being equal to the Multiplication Factor used to determine the Issuance Price), in whole or in part, at the option of the holder at any time upon delivery of a valid conversion notice of the Company; provided, however, that the Series X Preferred Stock is subject to limitations on convertibility to the extent necessary to comply with the rules and regulations of the Nasdaq Stock Market LLC.

Each share of Series X Preferred Stock carries a liquidation preference, senior to the Common Stock, the Company’s senior voting convertible preferred stock, par value $0.0001 per share (the “Senior Preferred Stock”), and the Company’s junior voting convertible preferred stock, par value $0.0001 per share (the “Junior Preferred Stock”), in an amount equal to the Issuance Price, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization with respect to the Common Stock.

From the date of issuance until December 31, 2026, each share of Series X Preferred Stock accrues a dividend at a rate of 12.5% per annum. Such dividend is payable on a quarterly basis in cash or additional shares of Series X Preferred Stock, at the Company’s election. In addition, each share of Series X Preferred Stock is entitled to participate in dividends and other non-liquidating distributions, if, as and when declared by the Board of Directors of the Company, on a pari passu basis with the Common Stock, Senior Preferred Stock and Junior Preferred Stock.

The Series X Preferred Stock votes with the Common Stock on an as-converted basis; provided, however, that the Series X Preferred Stock is subject to limitations on voting power to the extent necessary to comply with the rules and regulations of the Nasdaq Stock Market LLC. In addition, so long as any shares of Series X Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series X Preferred Stock, (a) increase the authorized number of shares of Series X Preferred Stock; (b) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with, or significantly and adversely affect, the powers, rights or preferences of the Series X Preferred Stock; (c) amend the certificate of incorporation or bylaws of the Company, if such amendment would significantly and adversely alter, change or affect the powers, preferences or rights of the holders; (d) redeem, repurchase or declare or pay any dividend or other distribution on the Company’s capital stock, subject to certain customary exceptions; or (e) amend or waive any provision of the Certificate of Designations applicable to the holders or the Series X Preferred Stock.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed hereto as Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2023, the Company issued a press release regarding the Exchange, as well as preliminary third quarter 2023 revenue and updated fiscal year 2023 revenue guidance. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor incorporated by reference in any filing under the Securities or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, readers can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, the Company’s ability to manage expenses, the Company’s ability to comply with covenants under the MSLP Facility, interest rate fluctuations and general market conditions, and potential conversions of the New Notes or Series X Preferred Stock,. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the Company’s business and the industry in which the Company operates and management's beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond the Company’s control. As a result, any or all of the Company’s forward-looking statements in this Current Report on Form 8-K may turn out to be inaccurate. Factors that could materially affect the Company’s business operations and financial performance and condition include, but are not limited to, general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements and those risks and uncertainties described under Part II Item 1A—“Risk Factors” in the Company’s Quarterly Reports on Form 10-Q and Part I Item 1A—“Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to the Company as of the date of this Current Report on Form 8-K. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series X Convertible Preferred Stock
10.1	Exchange Agreement, dated October 4, 2023, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP
10.2	Registration Rights Agreement, dated October 4, 2023, by and among Venus Concept Inc., Madryn Health Partners, LP and Madryn Health Partners (Cayman Master), LP
10.3	Secured Subordinated Convertible Note, dated October 4, 2023, by Venus Concept Inc. in favor of Madryn Health Partners, LP
10.4	Secured Subordinated Convertible Note, dated October 4, 2023, by Venus Concept Inc. in favor of and Madryn Health Partners (Cayman Master), LP
10.5	Subordination of Debt Agreement, dated October 4, 2023, by and between Venus Concept Ltd., Madryn Health Partners, LP, Madryn Health Partners (Cayman Master), LP and City National Bank of Florida
10.6	Loan Modification Agreement, dated October 4, 2023, by and between Venus Concept Inc. and City National Bank of Florida
99.1	Press release, dated October 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: October 5, 2023	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer